Exhibit 99.1

News Release

For further information, contact:

Dana Persson, Golden Oval Eggs, 320-329-8182

Lydia Botham, MoArk, 651-481-2123

Golden Oval Eggs Announces Agreement to Purchase

MoArk Egg Products Processing Assets

May 23, 2006, (Renville MN)  Golden Oval Eggs, LLC and MoArk, LLC (MoArk) have announced an agreement for Golden Oval Eggs, LLC to purchase the liquid egg processing assets of the Egg Products Division of MoArk. The transaction is expected to be completed on or about July 1, 2006. MoArk, LLC will continue to operate its primary business which is the production and marketing of shell eggs.

The transaction involves all five MoArk liquid egg products processing facilities, associated inventory, and other related assets. The facilities are located in Norco and Vernon, California; Millersburg, Ohio; Abbeville, Alabama; and Neosho, Missouri. A supply agreement for shell eggs from MoArk facilities and a licensing agreement for the use of the LAND O LAKES brand on liquid egg products are also included in the transaction. Additional details of the transaction will be available in Land O’Lakes 8K filing at www.sec.gov.

“With this expansion into the further processed egg products business, Golden Oval Eggs will be better positioned for continued strategic growth, to provide greater shareholder value, and to offer expanded quality products and services,” said Dana Persson, President and Chief Executive Officer of Golden Oval Eggs, LLC. “With both companies’ commitment to customers and employees, combined with the experienced management and employees of MoArk, customers can expect business as usual and a seamless transition.”

“We are pleased to have reached an agreement with Golden Oval Eggs, LLC as the purchaser of the assets of our Egg Products Division and we view the transaction as a natural fit for both companies,” said MoArk President and Chief Executive Officer Craig Willardson. “We have had a successful business relationship with Golden Oval Eggs over the past several years and recognize their ability to grow the business going forward.”

According to Persson, “This acquisition is a logical progression in Golden Oval Eggs’ growth plan. Together with MoArk’s expertise in further processing and marketing, we look forward to offering expanded products, services and opportunities for our customers. We are excited and eager to take advantage of the tremendous opportunities for all the stakeholders in this business.”

Golden Oval Eggs, LLC (www.goldenovaleggs.com) was established in 1994 as a new-generation value-added cooperative, created, owned, and directed by agricultural producers. On September 1, 2004, the 700 shareholders of Golden Oval Eggs changed the company’s corporate structure to a Limited Liability Company (LLC). Today, it is a leader in the liquid egg industry, ranked among the top 10 producers and processors, serving customers throughout the United States and Canada.

MoArk, LLC, (www.moarkllc.com) a wholly-owned subsidiary of Land O’Lakes, is the nation’s third-largest producer and marketer of shell eggs including branded and specialty eggs. MoArk does business in 45 states and has annual sales of about $500 million. MoArk will continue to operate in the shell egg business after the transaction is complete and maintain its position as a leading supplier of high-quality products to customers across the country.

Land O’Lakes, Inc. (www.landolakesinc.com) is a national farmer-owned food and agricultural cooperative with annual sales of more than $7 billion. Land O’Lakes does business in all 50 states and more than 50 countries. It is a leading marketer of a full line of dairy-based consumer, foodservice and food ingredient products across the United States; serves its international customers with a variety of food and animal feed ingredients; and provides farmers and ranchers with an extensive line of agricultural supplies (feed, seed, crop nutrients and crop protection products) and services.

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Comunicado de Prensa

Para más información, ponerse en contacto con:

Dana Persson (Golden Oval Eggs) 320-329-8182

Lydia Botham (MoArk) 651-481-2123

Golden Oval Eggs anuncia acuerdo de compra de los activos para procesamiento de productos de Moark Egg

Mayo 23, 2006 (Renville, Minn.) Golden Oval Eggs, CRL (Golden Oval) y Moark, CRL (Moark) han anunciado un acuerdo para que Golden Oval adquiera los activos para procesamiento de huevos líquidos de la División de Productos de Huevo de MoArk. Se espera que la negociación se complete en o aproximadamente el primero de julio de 2006. MoArk continuará operando en su función principal, la cual se centra en producción y mercadeo de huevos en cáscara.

La transacción incluye la totalidad de las cinco localidades para procesamiento de productos en huevo líquido, inventario incorporado y otros activos relacionados de MoArk. Las localidades se encuentran ubicadas en Norco y Vernon (California), Millesburg (Ohio), Abbeville (Alabama), y Neosho (Missouri). Así mismo, en la transacción se ha incluido un acuerdo para suministro de huevo en cáscara en las localidades de MoArk y un acuerdo de licencia para el uso de la marca LAND O LAKES en productos de huevo líquido. Se podrán encontrar detalles adicionales de la operación en el Reporte Fiscal 8K de Land O’Lakes en la página de la red www.sec.gov.

“Con esta expansión en el negocio de productos de huevo procesado, Golden Oval Eggs se encontrará mejor posicionado para un crecimiento estratégico continuo, proporcionando un mayor valor para los accionistas y ofreciendo una calidad más amplia en productos y servicios”, afirmó Dana Persson, Presidente y Director Ejecutivo de Golden Oval Eggs (CRL). “Con ambas compañías comprometidas a sus clientes y empleados, combinado con la experiencia de la administración y de los empleados de MoArk, los clientes pueden esperar que el negocio continúe como de costumbre, y una transición sin problemas.”

“Estamos muy complacidos en haber llegado a un acuerdo con Golden Oval para vender los activos de nuestra División de Productos de Huevo y vemos la transacción como una unión natural de ambas compañías”, comentó Craig Willardson, Presidente y Director Ejecutivo de MoArk. “Hemos tenido una relación comercial exitosa con Golden Oval durante los últimos años y reconocemos su habilidad para hacer crecer este negocio con marcha hacia delante”.

Según afirmó Persson, “Esta compra es un avance lógico en el plan de crecimiento de Golden Oval Eggs y, en equipo con la experiencia en procesamiento avanzado y mercadeo de MoArk, esperamos ofrecer una expansión en oportunidades, productos y servicios para nuestros clientes. Estamos emocionados y ansiosos por comenzar a realizar las enormes oportunidades que existen para todas las partes envueltas en este negocio.”

Golden Oval Eggs, (CRL)  (www.goldenovaleggs.com) se fundó en 1994 como una cooperativa de una nueva generación, con valor agregado, creada, administrada y de propiedad de productores agrícolas. El primero de septiembre de 2004, los 700 accionistas de Golden Oval Eggs cambiaron la estructura corporativa de la empresa a la de una Compañía de Responsabilidad Limitada (CRL). Hoy en día, es un líder en la industria de huevo líquido, posicionada entre los 10 mayores productores y procesadores, satisfaciendo las necesidades de clientes en los Estados Unidos y Canadá.

MoaArk (CRL), (www.moarkllc.com) filial de propiedad absoluta de Land O’Lakes, es el tercer productor y comercializador más grande de huevos en cáscara a nivel nacional, incluyendo huevos con marca y especializados. MoArk opera en 45 estados y tiene ventas anuales de aproximadamente US$ 500 millones. MoArk continuará operando en el negocio de huevo en cáscara una vez que se complete la transacción y mantendrá su posición como uno de los líderes en el suministro de productos de alta calidad para consumidores en todo el país.

Land O’Lakes, Inc. (www.landolakesinc.com) es una cooperativa para agricultura y alimentos de propiedad de granjeros a nivel nacional, con ventas anuales por más de US$ 7 mil millones.

Land O’Lakes opera en los 50 estados de los Estados Unidos y en más de 50 países. Es uno de los líderes en el mercado con una línea completa de productos lácteos para consumidores, servicios de comidas e ingredientes para alimentos a través de los Estados Unidos. Ofrece servicios a sus clientes internacionales con una variedad de ingredientes para alimentos y alimentación de animales. Así mismo, proporciona una extensa línea de suministros para granjeros y ganaderos (alimentación, semillas, nutrientes para cultivos y productos para protección de cultivos)  y también servicios.

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